                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below (other than Mr. Ficalora), constitutes and appoints Joseph R. Ficalora, and Mr. Ficalora constitutes and appoints Michael J. Lincks, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-4 for the registration of common stock of Queens County Bancorp, Inc., and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                 Title                                           Date
----                                 -----                                           ----
/s/ Joseph R. Ficalora               Chairman of the Board, President and            July 18, 2000
-----------------------------        Chief Executive Officer
Joseph R. Ficalora                   (Principal Executive Officer)

/s/ Michael J. Lincks                Executive Vice President and                    July 18, 2000
-----------------------------        Corporate Secretary
Michael J. Lincks

/s/ Robert Wann                      Senior Vice President, Comptroller              July 18, 2000
-----------------------------        and Chief Financial Officer
Robert Wann                          (Principal Financial and Accounting
                                     Officer)

/s/ Harold E. Johnson                Director                                        July 18, 2000
-----------------------------
Harold E. Johnson

/s/ Donald M. Blake                  Director                                        July 18, 2000
-----------------------------
Donald M. Blake

/s/ Max L. Kupferberg                Director                                        July 18, 2000
-----------------------------
Max L. Kupferberg

/s/ Henry E. Froebel                 Director                                        July 18, 2000
-----------------------------
Henry E. Froebel

/s/ Howard C. Miller                 Director                                        July 18, 2000
-----------------------------
Howard C. Miller

/s/ Dominick Ciampa                  Director                                        July 18, 2000
-----------------------------
Dominick Ciampa

/s/ Richard H. O'Neill               Director                                        July 18, 2000
-----------------------------
Richard H. O'Neill